Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-_________ of Lawson Products, Inc.) of our reports dated March 11, 2009, with respect to the consolidated financial statements and schedule of Lawson Products, Inc., and the effectiveness of internal control over financial reporting of Lawson Products, Inc., included in the Annual Report (Form 10-K) for the year ended December 31, 2008.

/s/ Ernst & Young LLP
Chicago, Illinois

December 23, 2009